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                                                                    EXHIBIT 23.8



                      CONSENT OF PAINEWEBBER INCORPORATED



    We consent to the inclusion of our Opinion dated January 24, 2000, with respect to the fairness of the consideration to be received by shareholders, from a financial point of view, as an exhibit to the Registration Statement on Form S-4 (No. 333-33194) and related Proxy Statement/Prospectus of Styleclick, Inc. for the registration of shares of its common stock, filed with the Securities and Exchange Commission and also to the inclusion of summaries and excerpts of that opinion in the section of the Registration Statement entitled "The Proposed Transactions."



                                                    /s/ PaineWebber Incorporated



New York, New York
June 22, 2000